                                                            FORM 10Q

                                                       EXHIBIT 11

                               HICKOK INCORPORATED
                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                             Three Months Ended                 Nine Months Ended
                                                  June 30                            June 30
                                        --------------------------         ------------------------------
                                          1995           1994                 1995               1994
                                        --------------------------         ------------------------------
PRIMARY
Average shares outstanding              1,192,350      1,191,276            1,195,128          1,191,232

Net effect of dilutive
     stock options - based
     on the treasury stock
     method using average
     market price                          28,550         24,314               27,528             22,902
                                        -----------    ----------          -----------         ----------

          Total Shares                  1,220,900      1,215,590            1,222,656           1,214,134
                                        -----------    ----------          -----------         ----------

Net Income                              $ 391,021      $ 331,716           $1,265,148          $  742,484
                                        -----------    ----------          ----------          ----------

          Per Share                     $    0.32      $    0.27           $     1.03          $      .61
                                        ---------      ----------          ----------          ----------
                                        ---------      ----------          ----------          ----------

FULLY DILUTED
Average shares outstanding              1,192,350      1,191,276            1,195,128           1,191,232

Net effect of dilutive
     stock options - based
     on the treasury stock
     method using period-end
     market price, if
     higher than average
     market price                          28,550*        24,864               28,060              24,864
                                        ----------     ---------           ----------          -----------
          Total Shares                  1,220,900      1,216,140            1,223,188           1,216,096
                                        ----------     ---------           ----------          -----------
Net Income                              $ 391,021      $ 331,716           $1,265,148          $  742,484
                                        ---------      ---------           ----------          -----------
                                        ---------      ---------           ----------          -----------

          Per Share                     $    0.32      $    0.27           $     1.03          $      .61
                                        ---------      ---------           ----------          -----------
                                        ---------      ---------           ----------          -----------


*Period-end market price is less than average market price, use same as primary shares.






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